UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2009

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	000-52730	91-1965912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 Other Events

     Revett Minerals previously reported that on January 23, 2009, it entered into a interest bearing note with Trafigura AG for US$4.3 million that was originally due June 30, 2009. Revett Minerals and the lenders have agreed to extend the maturity date to August 31, 2009.

     Also, on June 30, 2009 as part of the Company’s continuing efforts to streamline its corporate structure, Revett Minerals issued 2,144,650 common shares in exchange for an equivalent number of Revett Silver Class B common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(Registrant)

Date: July 1, 2009	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary